MANAGEMENT AGREEMENT
                                                   July 22, 1999


Endeavor Management Co.
Suite 300
2101 East Coast Highway
Corona del Mar, CA  92625

Dear Sirs:

         Endeavor Series Trust (the "Trust"), a Massachusetts business trust created pursuant to an Agreement and Declaration of Trust filed with the Secretary of State of The Commonwealth of Massachusetts, herewith confirms its agreement with Endeavor Management Co., a California corporation, (the "Manager") as follows:

         1.  Investment Description; Appointment

         The Trust desires to employ its capital by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Agreement and Declaration of Trust, as amended from time to time, and in its registration statement filed with the Securities and Exchange Commission ("SEC") on Form N-1A, as amended from time to time (the "Registration Statement"), and in such manner and to such extent as may from time to time be approved by the Board of Trustees. The Trust has designated the separate investment portfolios set forth in Schedule A. The Trust may in the future designate additional separate investment portfolios. Such existing and future portfolios are hereinafter referred to as the "Portfolios." Copies of the Registration Statement and the Trust's Agreement and Declaration of Trust, as amended, have been or will be submitted to the Manager. The Trust desires to employ the Manager to act as its investment manager and administrator. The Trust acknowledges and agrees that the Manager intends to appoint a person to act as investment adviser ("Adviser") to render investment advice to each of the Portfolios. Such Adviser shall make all determinations with respect to the Portfolio's assets for which it has responsibility. The Manager accepts this appointment and agrees to furnish the services for the compensation set forth below.

         2.  Services as Investment Manager and Administrator

         (a) Subject to the supervision and direction of the Board of Trustees of the Trust, the Manager will have (i) overall supervisory responsibility for the general management and investment of the Portfolios' assets, and (ii) full investment discretion to make all determinations with respect to the investment of a Portfolio's assets not then managed by an investment adviser. In connection with its responsibilities set forth under (i) above, Trust acknowledges and agrees that the Manager will select a person to act as investment adviser (an "Adviser") to render investment advice to each of the Portfolios. Each such Adviser shall make all determinations with respect to the Portfolio's assets for which it has responsibility. In addition, the Manager will conduct a program of evaluations of the Advisers' performance, review the activities of the Advisers for compliance with the Portfolios' investment objectives and policies and will keep the


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Trust informed of developments materially affecting the Portfolios and shall, on its own initiative, furnish to the Trust from time to time whatever information the Manager believes appropriate for this purpose.

         (b) Subject to the supervision and direction of the Board of Trustees of the Trust, the Manager will also (1) supply the Trust with office facilities (which may be in Manager's own offices), statistical and research data, data processing services, clerical, accounting and bookkeeping services, including, but not limited to, the calculation of the net asset value of shares of the Trust, internal auditing and legal services, internal executive and administrative services, and stationery and office supplies; and (2) prepare reports to shareholders of the Trust, tax returns, and reports to and filings with the SEC and state blue sky authorities. The Manager may contract with any other person or persons to provide to the Trust any of the services contemplated in this paragraph under such terms as it deems reasonable and shall have the authority to direct the activities of such other person or persons in the manner it deems appropriate. In connection with such administrative services, the Manager shall be responsible for creating and maintaining all necessary administrative records of the Trust in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the Investment Company Act of 1940 (the "1940 Act"). All records shall be the property of the Trust and shall be available for inspection and use by the SEC, the Trust or any person retained by the Trust. Where applicable, such records shall be maintained by the Manager for the periods and in the places required by Rule 31a-2 under the 1940 Act.

         The services of the Manager to the Trust hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others and to engage in other activities, so long as the services rendered to the Trust are not impaired.

         3.  Compensation

         In consideration of services rendered pursuant to this Agreement, the Trust will pay the Manager a fee at the respective annual rates of the value of each Portfolio's average daily net asset set forth in Schedule A hereto as such schedule may be amended from time to time. Such fees shall be accrued daily and paid monthly as soon as practicable after the end of each month. If the Manager shall serve for less than the whole of any month, the foregoing compensation shall be prorated. For the purpose of determining fees payable to the Manager, the value of the Portfolios' net assets shall be computed at the times and in the manner specified in the Registration Statement.

         Each Portfolio shall reimburse the Manager for such Portfolio's allocable share of third party, administration expenses incurred pursuant to an administration agreement between the Manager and a third party administrator.

         4.  Expenses

         The Trust shall pay all expenses other than those expressly assumed by the Manager herein, which expenses payable by the Trust shall include, but are not limited to:

         a.  Fees to the Manager;


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         b.  Legal and audit expenses;

     c. Fees and expenses related to the registration and qualification of the Trust and its shares for distribution under federal and state securities laws;

     d. Expenses of the Trust's transfer agent, registrar, custodian, dividend disbursing agent and shareholder servicing agent;

     e. Salaries, fees and expenses of Trustees and executive officers of the Trust who are not "affiliated persons" of the Manager or the Advisers within the meaning of the 1940 Act;

     f. Taxes (including the expenses related to preparation of tax returns) and corporate or other fees levied against the Trust;

     g. Brokerage commissions and other expenses associated with the purchase and sale of portfolio securities for the Trust;

         h.  Expenses, including interest, of borrowing money;

     i. Expenses incidental to meetings of the Trust's shareholders, Board of Trustees and the maintenance of the Trust's organizational existence;

j. Expenses of printing certificates representing shares of the Trust and expenses of preparing, printing and mailing notices, proxy material, reports to regulatory bodies and reports to shareholders of the Trust;

         k.  Expenses of preparing and typesetting of prospectuses of the Trust;

     l. Expenses of printing and distributing prospectuses to shareholders of the Trust;

         m.  Association membership dues;

     n. Premiums for fidelity insurance, directors and officers liability insurance and other coverage;

     o. Charges of an independent pricing service to value the Portfolio's assets;

     p. Expenses  related to the purchase or  redemption of the Trust's  shares;
and

         q. Such nonrecurring expenses as may arise, including those associated with actions, suits, or proceedings to which the Trust is a party and arising from any legal obligation which the Trust may have to indemnify its officers and Trustees with respect thereto.

         5.  Reduction of Fee or Reimbursement to the Trust

         If in any fiscal year the aggregate expenses of any Portfolio of the Trust (including fees pursuant to this Agreement but excluding interest, taxes, brokerage, distribution fees and


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extraordinary  expenses)  exceed the  expense  limitations  of any state  having jurisdiction over the Trust, the Manager will reduce its fees or reimburse the Portfolio for the amount of such excess, limited to the amount of its fees hereunder. Such reduction in fees or expense reimbursement, if any, will be estimated, reconciled and paid, in the case of reimbursement, on a monthly basis.

         6.  Standard of Care

         The Manager shall exercise its best judgment in rendering the services hereunder. The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Manager against liability to the Trust or to the shareholders of the Trust to which the Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Manager's reckless disregard of its obligations and duties under this Agreement. Any person, even though an officer, director, employee or agent of the Manager, who may be or become an officer, Trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or when acting on any business of the Trust, to be rendering such services to or to be acting solely for the Trust and not as an officer, director, employee or agent, or one under the control or direction of the Manager, even though paid by it.

         7.  Term

         This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of two years from the date hereof and indefinitely thereafter provided that its continuance after such two year period as to each Portfolio shall be specifically approved at least annually by vote of a majority of the outstanding voting securities of such Portfolio or by vote of a majority of the Trust's Board of Trustees; and further provided that such continuance is also approved annually by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of the Trust or the Manager, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated as to any Portfolio at any time, without payment of any penalty, by the Trust's Board of Trustees or by a vote of a majority of the outstanding voting securities of such Portfolio upon 60 days' prior written notice to the Manager, or by the Manager upon 90 days' prior written notice to the Trust, or upon such shorter notice as may be mutually agreed upon. This Agreement may be amended at any time by the Manager and the Trust, subject to approval by the Trust's Board of Trustees and, if required by applicable SEC rules and regulations, a vote of a majority of the Trust's outstanding voting securities. This Agreement shall terminate automatically and immediately in the event of its assignment. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act.

         8.  Limitation of Trust's Liability

         The Manager acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Agreement and Declaration of Trust. The Manager agrees that the Trust's obligations hereunder in any case shall be limited to the Trust and to its assets and that the Manager shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trustee, officer, employee or agent of the Trust.


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         9.  Force Majeure

         The Manager shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Manager shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

         10.  Severability

         If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         11.  Miscellaneous

         This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

         12.  Limitation of Liability

         A copy of the Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the Trustees of the Trust as trustees and not individually and that the obligations of this Agreement are not binding upon the Trustees or holders of shares of the Trust individually but are binding only upon the assets and property of the Trust.

         If the foregoing is in accordance with your understanding, kindly indicate your acceptance hereof by signing and returning to us the enclosed copy hereof.

                                       Very truly yours,

                                       ENDEAVOR SERIES TRUST

                                       By:  /s/ Vincent J. McGuinness Jr.
                                            -----------------------------
Accepted:

ENDEAVOR MANAGEMENT CO.

By:  /s/ Vincent J. McGuinness



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


                             SCHEDULE A


                                                                               Percentage of
Portfolio                                                                      daily net assets
---------                                                                      ----------------

Endeavor Money Market Portfolio                                                .50% of average
                                                                               daily net assets
Endeavor Asset Allocation Portfolio                                            .75% of average
                                                                               daily net assets
T. Rowe Price International Stock Portfolio                                    .90% of average
                                                                               daily net assets
Endeavor Value Equity Portfolio                                                .80% of average
                                                                               daily net assets
Dreyfus Small Cap Portfolio                                                    .80% of average
                                                                               daily net assets
Dreyfus U.S. Government Securities Portfolio                                   .65% of average
                                                                               daily net assets

T. Rowe Price Equity Income Portfolio                                          .80% of average daily net
                                                                               assets
T. Rowe Price Growth Stock Portfolio                                           .80% of average
                                                                               daily net assets
Endeavor Opportunity Value Portfolio                                           .80% of average
                                                                               daily net assets
Endeavor Enhanced Index Portfolio                                              .75% of average
                                                                               daily net assets
Endeavor Select 50 Portfolio                                                   1.10% of average
                                                                               daily net assets
Endeavor High Yield Portfolio                                                  .775% of average
                                                                               daily net assets
Endeavor Janus Growth Portfolio                                                0.80% of average daily net
                                                                               assets



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